                                                                    EXHIBIT 10.5

                   DATE OF LEASE EXECUTION:  AUGUST 30, 1996

                                   ARTICLE I
                                REFERENCE DATA

1.1 SUBJECTS REFERRED TO:

     Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:


LANDLORD: David E. Clem and David M. Roby, Trustees of Lyme Properties Realty
          Trust u/d/t dated September 30, 1994, and recorded with the Middlesex South District Registry of the Land Court as Document No. 960475 noted on Certificate of Title No. 200660, Book 1133, Page 10

MANAGING AGENT.  Meredith & Grew, Incorporated

LANDLORD'S & MANAGING AGENTS ADDRESS:

     Meredith & Grew, Incorporated
     160 Federal Street
     Boston, Massachusetts 02110
     Attn: Mr. Richard Horgan

TENANT:  RoweCom

TENANT'S ADDRESS (FOR NOTICE AND BILLING):

     725 Concord Avenue
     Cambridge, Massachusetts 02138
     Attn:  Richard Rowe

LOT: The land known and numbered as 725 Concord Avenue, Cambridge, Massachusetts and shown on Exhibit A.

BUILDING: The building located on the Lot.

PREMISES: The space located on the fifth (5th) floor of the Building as shown on Exhibit B.

RENTABLE FLOOR AREA OF THE PREMISES: 2,248 square feet

TOTAL RENTABLE FLOOR AREA OF THE BUILDING: 84,600 square feet

SCHEDULED TERM COMMENCEMENT DATE: September 1, 1996

TERM Commencing on the Term Commencement Date and continuing for two (2) years thereafter, plus the partial month, if any, at the beginning of the Term, unless sooner terminated as provided herein.

ANNUAL BASE RENT:  $44,960.00 ($3,746.67/mo.)

PERMITTED USES:  Office Uses

COMMERCIAL GENERAL LIABILITY INSURANCE:
     $1,000,000 combined single limit per occurrence, $4,000,000 annual aggregate, if aggregate is location specific, otherwise $10,000,000 annual aggregate.

BROKER:   CB Commercial Real Estate Group, Inc. and
          Meredith & Grew, Incorporated

SECURITY DEPOSIT:  $7,493.33

1.2  EXHIBITS.

The exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as part of this Lease:

     EXHIBIT A Plan showing Lot

     EXHIBIT B Plan showing Premises.

     EXHIBIT C INTENTIONALLY OMITTED.

     EXHIBIT D INTENTIONALLY OMITTED.

     EXHIBIT E Rules and Regulations.

1.3  TABLE OF CONTENTS                                                     PAGE
ARTICLE II PREMISES AND TERM...........................................     5
     2.1  DESCRIPTION OF PREMISES......................................     5
     2.2  TERM.........................................................     5
ARTICLE III CONSTRUCTION...............................................     5
     3.1  INITIAL CONSTRUCTION.........................................     5
     3.2  PREPARATION OF PREMISES FOR OCCUPANCY........................     6
     3.3  GENERAL PROVISIONS APPLICABLE TO
           CONSTRUCTION................................................     6
     3.4  CONSTRUCTION REPRESENTATIVES.................................     6
     3.5  ALTERATIONS AND ADDITIONS....................................     7
ARTICLE IV RENT........................................................     8
     4.1  RENT.........................................................     8
     4.2  OPERATING COSTS..............................................     8
     4.3  ESTIMATED PREMISES EXPENSE PAYMENTS..........................    10
     4.4  CHANGE OF CALENDAR YEAR......................................    11
     4.5  PAYMENTS.....................................................    11
     4.6  ELECTRICITY..................................................    11
ARTICLE V LANDLORD'S COVENANTS.........................................    11
     5.1  LANDLORD'S COVENANTS DURING THE TERM.........................    11
           5.1.1  Building Services....................................    11
           5.1.2  Additional Building Services.........................    12
           5.1.3  Repairs..............................................    12
           5.1.4  Tenant Directory.....................................    12
           5.1.5  Quiet Enjoyment......................................    12
     5.2  INTERRUPTIONS................................................    12
ARTICLE VI TENANT'S COVENANTS..........................................    13
     6.1  TENANT'S COVENANTS DURING THE TERM...........................    13
           6.1.1  Tenant's Payments....................................    13
           6.1.2  Repairs and Yielding Up..............................    13
           6.1.3  Occupancy and Use....................................    14
           6.1.4  Rules and Regulations................................    14
           6.1.5  Safety Appliances....................................    14
           6.1.6  Assignment and Subletting............................    15
           6.1.7  Indemnity............................................    17
           6.1.9  Tenant's Worker's Compensation Insurance.............    18
           6.1.10  Landlord's Right of Entry...........................    18
           6.1.11  Loading.............................................    18
           6.1.12  Landlord's Costs....................................    18
           6.1.13  Tenants Property....................................    18
           6.1.14  Labor or Materialmen's Liens........................    19
           6.1.15  Changes or Additions................................    19

           6.1.16  Holdover............................................    19
           6.1.17  Security............................................    19
ARTICLE VII DAMAGE AND DESTRUCTION; CONDEMNATION.......................    19
     7.1  FIRE OR OTHER CASUALTY.......................................    19
     7.2  EMINENT DOMAIN...............................................    21
ARTICLE VIII RIGHTS OF MORTGAGEE.......................................    22
     8.1  PRIORITY OF LEASE............................................    22
     8.2  RIGHTS OF MORTGAGE HOLDERS; LIMITATION OF
           MORTGAGEE'S LIABILITY.......................................    23
     8.3  MORTGAGEE'S ELECTION.........................................    24
     8.4  NO PREPAYMENT OR MODIFICATION, ETC...........................    24
     8.5  NO RELEASE OR TERMINATION....................................    24
     8.6  CONTINUING OFFER.............................................    24
ARTICLE IX DEFAULT.....................................................    25
     9.1  EVENTS OF DEFAULT............................................    25
     9.2  TENANT'S OBLIGATTONS AFTER TERMINATION.......................    26
ARTICLE X MISCELLANEOUS................................................    27
     10.1  NOTICE OF LEASE.............................................    27
     10.2  NOTICES FROM ONE PARTY TO THE OTHER.........................    27
     10.3  BIND AND INURE..............................................    27
     10.4  NO SURRENDER................................................    28
     10.5  NO WAIVER, ETC..............................................    28
     10.6  NO ACCORD AND SATISFACTION..................................    28
     10.7  CUMULATIVE REMEDIES.........................................    28
     10.8  LANDLORD'S RIGHT TO CURE....................................    29
     10.9  ESTOPPEL CERTIFICATE........................................    29
     10.10  WAIVER OF SUBROGATION......................................    29
     10.11  ACTS OF GOD................................................    30
     10.12  BROKERAGE..................................................    30
     10.13  SUBMISSION NOT AN OFFER....................................    30
     10.14  APPLICABLE LAW AND CONSTRUCTION............................    30
     10.15  AUTHORITY OF TENANT........................................    31
     10.16  SIGNAGE....................................................    31
ARTICLE XI SECURITY DEPOSIT............................................    31

                                  ARTICLE II

                               PREMISES AND TERM

2.1  DESCRIPTION OF PREMISES.

     Subject to and with the benefit of the provisions of this Lease, Landlord hereby leases to Tenant, and Tenant leases from Landlord, the Premises.

     Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto: (a) the common facilities included in the Building or on the Lot, including the right to use six (6) unreserved parking spaces, and (b) the building service fixtures and equipment serving the Premises.

     Landlord reserves the right from time to time, without unreasonable interference with Tenant's use, (a) to install, repair, replace, use, maintain and relocate for service to the Premises building service fixtures and equipment wherever located in the Building or on the Lot and (b) to alter or relocate any common facilities, it being understood that if any parking spaces are provided, the same may be relocated from time to time by Landlord, provided that in all events substitutions are substantially equivalent Landlord also reserves the right at all reasonable times upon reasonable advance notice (except no notice is required in the event of an emergency) to enter upon the Premises, inspect the same and show the same to others, and in Landlord's discretion to make repairs, alterations or substitutions for the protection and maintenance of the Building or any part thereof.

2.2  TERM

     To have and to hold for a period (the "Term") commencing on the earlier of
(a) the date on which the Premises are deemed ready for occupancy as provided in
Section 3.2, or (b) the date on which Tenant occupies all or any part of the premises (such earlier date being referred to herein as the "Term Commencement Date") and continuing for the Term, unless sooner terminated as provided herein.


                                  ARTICLE III
                                 CONSTRUCTION

3.1  INITIAL CONSTRUCTION.

     There will be no initial construction of the Premises as the Premises is being delivered to Tenant "as is". Notwithstanding the foregoing, prior to the Term Commencement Date Landlord shall clean the carpet, replace all damaged ceiling tiles and replace light bulbs as necessary within the Premises.

     Tenant shall have the right to construct partition walls within the Premises in accordance with plans to be approved by Landlord.

     Landlord will not approve any construction, alterations, or additions requiring unusual expense to readapt the Premises to normal office use on lease termination or increasing the cost of construction, insurance or taxes on the Building or of Landlord's services called for by Section 5.1 unless Tenant first gives assurances acceptable to Landlord that such readaptation will be made prior to such termination without expense to Landlord and makes provisions acceptable to Landlord for payment of such increased cost. Landlord will also disapprove any actions or additions requested by Tenant which will delay completion of the Premises. All changes and additions shall be part of the Building except such items as by writing at the time of approval the parties agree either shall be removed by Tenant on termination of this Lease, or shall be removed or left at Tenant's election.

3.2  PREPARATION OF PREMISES FOR OCCUPANCY.

     Except as set forth in Section 3.1 hereof, Tenant shall be responsible for all work to be performed in the Premises prior to Tenant's occupancy of same. Tenant may occupy the Premises upon execution of this Lease, however, Tenant. shall not be required to pay rent until the Term Commencement Date.

3.3  GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.

     All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building and the Lot. Either party may inspect the work of the other at reasonable times and promptly shall give notice of observed defects. Landlord's obligations under Sections
3.1 and 3.2 shall be deemed to have been performed when Tenant commences to occupy any portion of the Premises for the Permitted Uses except for items which are incomplete or do not conform with the requirements of Section 3.1 and as to which Tenant shall in either case have given written notice to Landlord prior to such commencement. If Tenant shall not have commenced to occupy the Premises for the Permitted Uses within 30 days after the Term Commencement Date, a certificate of completion by a licensed architect or registered engineer shall be conclusive evidence that Landlord has performed all such obligations except for items stated in such certificate to be incomplete or not in conformity with such requirements.

3.4  CONSTRUCTION REPRESENTATIVES.

     Each party authorizes the other to rely in connection with their respective rights and obligations under this Article III upon approval and other actions on the party's behalf by any person designated by such party as its construction representative by notice to the party relying.

3.5  ALTERATIONS AND ADDITIONS.

     This Section 3.5 shall apply before and during the Term. Tenant shall not make any alterations and additions to the Premises except in accordance with plans and specifications first approved by Landlord, which approval shall be subject to Landlord's sole and absolute discretion. In no event shall any alterations or additions be considered or approved by Landlord which (a) involve or might affect any structural or exterior element of the Building or Building mechanical systems, including the common facilities of the Building, or (b) will require unusual expense to readapt the Premises to normal office use on Lease termination or increase the cost of construction or of insurance or taxes on the Building or the Lot. All alterations and additions shall become a part of the Premises, unless and until Landlord, at its option, shall specify the same for removal pursuant to Section 6.1.2. All of Tenant's alterations and additions and installation and delivery of telephone systems, furnishings, and equipment shall. be coordinated with any work being performed by Landlord and shall be performed in such manner, and by such persons as shall maintain harmonious labor relations and not cause any damage to the Building or interference with Building construction or operation and, except for installation of furnishings, equipment and telephone systems, and except as otherwise expressly set, forth herein, shall be performed by general contractors first approved by Landlord. Before commencing any work Tenant shall: secure all licenses and permits necessary therefor, deliver to Landlord a statement of the names of all its contractors and subcontractors (the identity of which must have been previously approved by Landlord as hereinabove contemplated) and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry (i) workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and (ii) comprehensive public liability insurance with such limits as Landlord may reasonably require, but in no event less than a combined single limit of $3,000,000 (all such insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due, and to defend and indemnify Landlord from and against the entire cost of any work done on the Premises by Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Building or the Lot and immediately to discharge any such liens which may so attach. Tenant shall pay within fourteen (14) days after being billed therefor by Landlord, as additional rent, one hundred percent (100%) of any increase in real estate taxes on the Premises not otherwise billed to Tenant which shall, at any time after the commencement of the Term, result from any alteration, addition or improvement to the Premises made by or on behalf of Tenant.

                                  ARTICLE IV
                                     RENT

4.1  RENT.

     Tenant agrees to pay rent to Landlord without any offset or reduction whatever (except as made in accordance with the express provisions of this Lease), equal to 1/12th of the Annual Base Rent in equal monthly installments in advance on the first day of each calendar month included in the Term after the Commencement Date; and for any portion of a calendar month at the beginning or end of the Term, at the proportionate rate payable for such portion, in advance.

4.2  OPERATING COSTS.

     A. Tenant shall pay to Landlord, as additional rent, Tenant's Share of Premises Expenses (as defined below), if any, on or before the 30th day following receipt by Tenant of Landlord's Statement (as defined below). As soon as practicable after the end of each calendar year ending during the Term and after Lease termination, Landlord shall render a statement ("Landlord's Statement") in reasonable detail and according to usual accounting practices certified by Landlord and showing for the preceding calendar year or fraction thereof, as the case may be, Landlord's Operating Costs,

     EXCLUDING the interest and amortization on mortgages for the Building and the Lot or leasehold interests therein and the cost of special services rendered to tenants (including Tenant) for which a special charge is made, but INCLUDING, without limitation: real estate taxes (as defined below) on the Building and the Lot; installments and interest on assessments for public betterments or public improvements; expenses of any proceedings for abatement of taxes and assessments with respect to any fiscal year or fraction of a fiscal year; premiums for insurance (including, without limitation. fire, casualty and liability insurance); fees payable to third parties for financial audits of Landlord's Operating Costs; compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building and the Lot, including, without limitation, a superintendent available to the Building; all electricity charges related to the common areas of the Building and heat pumps servicing the Building, and all utility charges incurred in the operation and maintenance of the Premises, the Building and the Lot not billed directly to tenants by Landlord or by the utility, all costs of cleaning the common areas of the Building and all windows on the exterior of the Building; all costs of maintenance, repairing, managing and operating the Building (including without limitation, all structural components and common facilities of the Building); payments to. independent contractors under service contracts for cleaning the common areas and windows of the Building as aforesaid and for operating, managing, maintaining and repairing the Building and the Lot (which payments may be to affiliates of Landlord or Managing Agent provided the same are at reasonable rates consistent with the type of occupancy) and payments for the Managing Agent space for a building office on the ground floor or above; management fees at the rate of five percent (5%) of the aggregate fixed rent for the Building; if the Building shares common areas or facilities with another building or buildings, the Building's pro rata share (as reasonably determined by Landlord) of the cost of cleaning, operating, managing, maintaining and repairing such common areas and facilities; fixed and additional rent payable under any ground lease of the Building; and all other reasonable and necessary expenses paid in connection with the cleaning, operating, managing. maintaining and repairing of the Building and the Lot, and properly chargeable against income, it being agreed that if Landlord installs a new or replacement capital item for the purpose of reducing Landlord's Operating Costs or which is required by law or the purpose of which is to maintain the Building as a first class office building, the cost thereof as reasonably amortized by Landlord, with interest at the prime commercial rate in effect from time to time at BankBoston in Boston, Massachusetts on the unamortized amount, shall be included in Landlord's Operating Costs.

     The term "real estate taxes" as used above shall mean all taxes of every kind and nature assessed by any governmental authority on the Lot, Building and improvements which Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Lot, Building and improvements, subject to the following: There shall be excluded from such taxes all income taxes, excess profits taxes, excise taxes, franchise taxes, and estate, succession, inheritance and transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot, Building and improvements, or both, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes."

     B. "Premises Expenses" shall mean one hundred (100%) percent of Landlord's Operating Costs attributable to the Building and the Lot,

     C. If with respect to any calendar year falling within the Term or for any fraction of any calendar year falling at the end of the Term, Premises Expenses for a full calendar year exceed the sum of (x) Landlord's Operating Costs for calendar year 1996 (excluding that portion of Landlord's Operating Costs for real estate taxes on the Building and Lot) and (y) real estate taxes for fiscal year 1996 (collectively, the sum of the amounts set forth in (x) and (y) are hereinafter referred to as the "Premises Expense Base"), or for any such fraction of a calendar year, exceed the corresponding fraction of the Premises Expense Base, then Tenant shall pay to Landlord, as additional rent, an amount equal to the product of (i) the amount of such excess and (ii) a fraction, the numerator of which shall be the Rentable Floor Area of the Premises and the denominator of which hall be the Total Rentable Floor Area of the Building or, if the Building is not fully occupied, the greater of the Total Rentable Floor Area of the Building which is occupied or 90% of-the Total Rentable Floor Area of the Building (such amount being referred to as "Tenant's Share of Premises Expenses").

     D. Notwithstanding any other provision of this Section 4.2, if the Term expires or is terminated as of a date other than the last day of a calendar year, then for such fraction of a calendar year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2 shall be made on the basis of Landlord's best estimate of the items otherwise includable in Landlord's Statement and shall be made on or before the later of (a) 10 days after Landlord delivers such estimate to Tenant or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord's Statement.

     E. Landlord agrees to keep books and records with respect to Premises Expenses in accordance with General Accounting Principles. Tenant, its authorized agent or representative, or a public accounting firm selected by Tenant, shall have the right upon advance written notice to Landlord to inspect those portions of the books of Landlord relating to Premises Expenses at the offices of Landlord's Managing Agent during business hours for the purpose of verifying information set forth in Landlord's Statements.

4.3  ESTIMATED PREMISES EXPENSE PAYMENTS.

     If, with respect to any calendar year or fraction thereof during the Term, Landlord estimates that Tenant shall be obligated to pay Premises Expenses, then Tenant shall pay, as additional rent, on the first day of each month of such calendar year and each ensuing calendar year thereafter, estimated monthly Premises Expense payments (hereinafter "Estimated Monthly Premises Expense Payments") equal to 1/12th of the Tenant's Share of Premises Expenses for the respective calendar year, with an appropriate additional payment (or credit by Landlord against Tenant's future payments of Tenant's Share of Premises Expenses) to be made within 30 days after Landlord's Statement is delivered to Tenant. Landlord may adjust such Estimated Monthly Premises Expense Payments from time to time and at any time during a calendar year, and Tenant shall pay, as additional rent, on the first day of each month following receipt of Landlord's notice thereof the adjusted Estimated Monthly Premises Expense Payment.

4.4  CHANGE OF CALENDAR YEAR.

     Landlord shall have the right from time to time to change the periods of accounting under Section 4.2 to any annual period other than a calendar year, and upon any such change all items referred to in this Section 4.4 shall be appropriately apportioned. In all Landlord's Statements tendered under this
Section 4.4, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord's Statement shall be included therein on the basis of Landlord's estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord's Statement, and appropriate adjustment shall be made according thereto. All Landlord's Statements shall be prepared on an accrual basis of accounting.

4.5  PAYMENTS.

     All payments of Annual Base Rent and additional rent shall be made to Managing Agent; or to such other person as Landlord may from time to time designate. If any installment of Annual Base Rent or additional rent or on account of leasehold improvements is paid more than 10 days after the due date thereof, at Landlord's election, it shall bear interest at a rate equal to the average prime commercial rate from time to time established by the BankBoston in Boston, Massachusetts plus 4% per annum from such due date, which interest shall be immediately due and payable as further additional rent.

4.6  ELECTRICITY.

     Tenant shall pay its pro rata share, or the charges as may be separately metered, if applicable, of all electric charges for Tenant's lights and outlet consumption in the Premises.

     Landlord shall not in any way be liable or responsible to the Tenant for any loss or damage or expense which Tenant may sustain or incur if, during the Term of this Lease, either the quantity or character of electric current is changed or electric current is no longer available or suitable for Tenant's requirements due to a factor or cause beyond Landlord's control.

                                   ARTICLE V
                             LANDLORD'S COVENANTS

5.1  LANDLORD'S COVENANTS DURING THE TERM

     Landlord covenants during the Term:

     5.1.1 Building Services - To furnish during normal working hours heat, air-conditioning, elevator service, hot and chilled water and septic service during the

Term. "Normal working hours" shall mean the hours of 7:00 A.M. through 6:00 P.M. Monday through Friday and no hours on legal holidays, Saturdays and Sundays; provided, however, that Tenant shall have access to the Building 24 hours a day, 365 days a year, by means of a key or other access device to the main lobby of the Building to be provided to Tenant by Landlord. Landlord shall also provide Tenant with access to the dumpster serving the Building in recognition of Tenant's responsibility to provide all cleaning services for the Premises in accordance with Section 6.1.3 hereof. To the extent the cost of such services is not included in Landlord's Operating Costs, Tenant shall pay when due all amounts and charges for such services and shall indemnify and hold harmless Landlord from and against any and all claims, liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees) in connection therewith. Landlord is not and shall not be required to furnish to Tenant or any other occupant of the Premises telephone or other communication service.

     5.1.2 Additional Building Services - To furnish, through Landlord's employees or independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at equitable rates from time to time established by Landlord to be paid by Tenant. In the case of after-hours heat and air-conditioning services, Tenant must provide Landlord with notice during normal working hours and at least 24 hours in advance that it wishes such extra services and the hours for which it is requesting such services.

     5.1.3 Repairs - Except as otherwise provided in Article VII, to make such repairs to the roof, exterior walls, floor slabs, other structural components and common facilities of the Building as may be necessary to keep them in serviceable condition.

     5.1.4 Tenant Directory - To include Tenants name on the Tenant directory maintained by Landlord in the main lobby of the Building.

     5.1.5 Quiet Enjoyment - That Landlord has the right to make this Lease and that Tenant on paying the rent and performing its obligations hereunder shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject however to all the terms and provisions hereof.

5.2  INTERRUPTIONS.

     Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or the Lot, unless said interruption or inconvenience is caused by the Landlord's negligence. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause beyond Landlord's reasonable control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in
Article VII, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive total or partial, eviction from the Premises.

     Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof. Landlord will use its best efforts not to inconvenience Tenant in making said repairs and to remedy the situation in a timely manner.

     Landlord also reserves the right to institute such reasonable policies, programs and measures as may be necessary, required or expedient for the conservation or preservation of energy or energy services or as may be necessary or required to comply with applicable codes, rules, regulations or standards, and provided that the same do not adversely affect Tenants occupancy.

                                  ARTICLE VI
                              TENANT'S COVENANTS

6.1  TENANT'S COVENANTS DURING THE TERM.

     Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

     6.1.1 Tenant's Payments - To pay when due (a) all Annual Base Rent and additional rent, (b) all taxes which may be imposed on Tenant's personal property in the Premises (including, without limitation, Tenant's fixtures and equipment) regardless to whomever assessed, (c) all charges by public utilities for electricity, telephone (including service inspections therefor) and other services rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge and not consumed in connection with any services required to be furnished by Landlord without charge, and (d) as additional rent, all charges to Landlord for services rendered pursuant to
Section 5.1.2 hereof.

     6.1.2 Repairs and Yielding Up - Except as otherwise provided in Article VII and Section 5.1.3, to keep the Premises in good order, repair and condition, reasonable wear only excepted; and at the expiration or termination of this Lease peaceably to yield up the Premises and all alterations and additions therein in such order, repair and condition, first removing all goods and effects of Tenant and any alterations and additions, the removal of which alterations and additions is required by agreement or specified to be removed by Landlord by notice to Tenant, and repairing all damage caused by such removal and restoring the Premises and leaving them clean and neat.

     6.1.3 Occupancy and Use - Continuously from the Commencement Date, to use and occupy the Premises only for the Permitted Uses, not to injure or deface the Building or the Lot; to keep the Premises clean and in a neat and orderly condition, Tenant agreeing that it shall be responsible for all cleaning services for the Premises; and not to permit in the Building any use thereof which is improper, offensive, contrary to law or ordinances, or liable to create a nuisance or to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building; not to dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises, not to generate, store or dispose of hazardous substances in or on the Premises, or the Lot or dispose of hazardous substances from the Premises to any other location without the prior written consent of Landlord and then only in compliance with the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. 6901 et seq., and all other applicable laws, ordinances and regulations; to notify Landlord of any incident which would require the filing of a notice under applicable federal, state, or local law; not to store or dispose of hazardous substances on the Premises without first submitting to Landlord a list of all such hazardous substances and all permits required therefor and thereafter providing to Landlord on an annual basis Tenants certification that all such permits have been renewed with copies of such renewed permits; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises. "Hazardous substances" as used in this paragraph shall mean "hazardous substances" as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)9601 and regulations adopted pursuant to said Act, and "hazardous substances", "hazardous wastes", "toxic substances", "toxic wastes" and terms of similar import under other applicable federal and state statutes and regulations adopted pursuant thereto.

     6.1.4 Rules and Regulations - To comply with the Rules and Regulations set forth in Exhibit E and all other reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and the Lot and their facilities and approaches, it being understood that Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations.

     6.1.5 Safety Appliances - To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.

     6.1.6  Assignment and Subletting.

     A. Not without the prior written consent of Landlord to assign, mortgage, pledge, encumber, sell or transfer this Lease, in whole or in part, to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law (it being understood that in no event shall Landlord consent to any such assignment, sublease or occupancy if the same is on terms more favorable to the successor occupant than to the then occupant); as additional rent, to reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting; no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance. Landlord's consent to any proposed assignment or subletting is required both as to the terms and conditions thereof, and as to the creditworthiness of the proposed assignee or subtenant and the consistency of the proposed assignee's or subtenant's business with other uses and tenants in the Building. In the event that any assignee or subtenant pays to Tenant any amounts in excess of the Annual Base Rent and additional rent then payable hereunder, or pro rata. portion thereof on a square footage basis for any portion of the Premises, Tenant shall promptly pay 50% of said excess to Landlord as and when received by Tenant. If Tenant requests Landlord's consent to assign this Lease or sublet more than 25% of the Premises, Landlord shall have the option, exercisable by written notice to Tenant given within 10 days after receipt of such request, to terminate this Lease as of a date specified in such notice which shall. be not less than 30 or more than 60 days after the date of such notice.

     If, at any time during the Term of this Lease, Tenant is:

               (i) a corporation or a trust (whether or not having shares of beneficial interest) and then shall occur any change in the identity of any of the persons then having power to participate in the election or appointment of the directors, trustees or other persons exercising like functions and managing the affairs of Tenant; or

               (ii) a partnership or association or otherwise not a natural person (and is not a corporation or a. trust) and there shall occur any change in the identity of any of the persons who then are members of such Partnership or association or who comprise Tenant;

Tenant shall so notify Landlord and Landlord may terminate this Lease by notice to Tenant given within 90 days thereafter if, in Landlord's reasonable judgment the credit of Tenant is thereby impaired. This paragraph shall not apply if the initial Tenant named herein is a corporation and the outstanding voting stock thereof is listed on a recognized securities exchange.

     B. The foregoing provisions of subparagraph (A) of this Section 6.1.6 shall not be deemed violated by an assignment of this Lease to any parent, wholly-owned subsidiary of such parent corporation or affiliate of Tenant ("affiliate or Tenant' shall mean any corporation which directly controls, beneficially owns or is under escrow control with Tenant); provided however, that no such assignment shall be binding upon Landlord unless the assignee shall execute, acknowledge and deliver to Landlord an agreement in recordable form, whereby the assignee agrees unconditionally to be personally bound by and to perform all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, whether or not accruing prior to or after the date of such assignment and whether or not relating to matters arising prior to such assignment and further agrees that, notwithstanding such assignment the provisions of this Section 6.1.6 shall continue to be binding upon such assignee with respect to all future assignments.

     Not to assign this Lease to a party which results from a consolidation, merger, acquisition or sale of substantially all of the assets and stock of Tenant without obtaining, on each occasion, the prior written consent of Landlord.

     C. Landlord agrees not to withhold its consent to an assignment of this Lease by Tenant provided that (a) Tenant is not in default hereunder beyond any applicable grace period (provided that it shall be a condition of the approval of any assignment that the default in question is cured prior to the expiration of the applicable grace period), (b) Landlord determines in. its sole discretion that the proposed assignee (i) is a first-class office establishment and would use the leased premises solely for the Permitted Uses, and (ii) has (x) a financial standing acceptable to Landlord or (y) a tangible net worth comparable or greater than Tenant's net worth at the time of execution of this Lease which is evidenced by financial statements in scope and substance satisfactory to Landlord and in conformity with generally accepted accounting principles and certified by a certified public accountant acceptable to Landlord, (c) the proposed assignee is not in default of any of its loan agreements, (d) the proposed assignee specifically assumes and agrees in writing to be bound by all of the obligations of the Tenant hereunder, (e) the rent charged by Tenant on a square footage basis shall not be less than the Annual Base Rent and additional rent due hereunder, on a square footage basis, and (f) the proposed assignee shall not be (i) a tenant of the Building or an affiliate of such tenant or (ii) an entity (or an affiliate of any entity) with which Landlord was negotiating for space in the Building during the preceding eighteen (18) months.

     6.1.7 Indemnity - To defend, with counsel approved by Landlord, all actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Premises or the Building and Lot and any other party having on interest in the Premises ("Indemnified Parties") with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature (a) to which any Indemnified Party is subject because of its estate or interest in the Premises, or (b) arising from
(i) injury to or death of any person, or damage to or loss of property, on the Premises or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy of any thereof unless caused by the negligence of Landlord or its servants or agents, (ii) violation of this Lease, or (iii) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees.

     6.1.8 Tenant's Insurance - To maintain (a.) all risk property insurance in amounts. sufficient to fully cover Tenant's improvements and all property in the Premises which is not owned by Landlord and (b) public liability insurance on the Premises, with Landlord named as an additional insured, indemnifying Landlord and Tenant against all claims and demands for (i) injury to or death of any person or damage to or loss of property, on the Premises or adjoining walks, streets or ways, or connected with the use, condition or occupancy of any thereof unless caused by the negligence of Landlord or its servants or agents,
(ii) violation of this Lease, or (iii) any act, fault or omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1, and from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes, and shall be written on the "Occurrence Basis", and to furnish Landlord with certificates thereof. Such insurance shall be effected under valid and enforceable policies with insurers authorized to do business in Massachusetts as stock or mutual companies that are rated in the current edition of Best's Key Rating Guide, Property and Casualty as A and as Class VII or
   ----------------------------------------------
higher. Such policies shall name Landlord and Tenant as the insureds as their respective interests may appear. Not later than the first to occur of (a) the Commencement Date or (b) the commencement of any activities by Tenant in or about the Premises and thereafter not less than30 days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Section 6.1.8, Tenant shall deliver to Landlord certificates of insurance issued by the insurers evidencing all such policies it form satisfactory to Landlord, accompanied by evidence satisfactory to Landlord of payment of the first installment of the premiums. Each such policy shall provide that it may not be canceled and that its form, terms or conditions may not be changed without at least 30 days prior written notice to each insured named therein.

     6.1.9 Tenant's Worker's Compensation Insurance - To keep all of Tenant's employees working in the Premises covered by worker's compensation insurance in Story amounts and to furnish Landlord with certificates thereof.

     6.1.10 Landlord's Right of Entry - To permit Landlord and Landlord's agents entry: to examine the Premises at reasonable times and, if Landlord shall so elect, to make repairs or replacements; to remove, at Tenants expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises-to prospective tenants during the 12 months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times.

     6.1.11 Loading - Not to place Tenant's Property, as defined in Section 6.1.13, upon the Premises so as to exceed a rate of 80 pounds of live load per square foot and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner as Landlord shall in each instance approve; Tenant's business machines and mechanical equipment which Cause vibration or noise that may be transmitted to the Building structure shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to eliminate such vibration or noise.

     6.1.12 Landlord's Costs - In case Landlord shall be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any pay thereof claiming under Tenant, to pay, as additional rent, all costs including, without, implied limitation, reasonable counsel fees incurred by or imposed upon Landlord in connection with such litigation and, as additional rent, also to pay all such costs and fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease.

     6.1.13 Tenants Property - All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord unless due to the gross negligence of Landlord.

     6.1.14 Labor or Materialmen's Liens - To pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors; not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises; and immediately to discharge any such liens which may so attach.

     6.1.15 Changes or Additions - Not to make any changes or addition to the Premises without Landlords prior written consent and only in accordance with
Article ill hereto, provided that Tenant shall reimburse Landlord for all costs incurred by Landlord in reviewing Tenant's proposed changes or additions, and provided further that, in order to protect the functional integrity of the Building, all such changes and additions shall be performed by contractors selected from a list of approved contractors prepared by Landlord from time to time.

     6.1.16 Holdover - To pay to Landlord the greater of twice (a) the then fair market rent as conclusively determined by Landlord or (b) the total of the Annual Base Rent and additional rent then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof; the provisions of this subsection shall not operate as a waiver by Landlord of the right of re-entry provided in this Lease; at the option of Landlord exercised by a written notice given to Tenant While such holding over continues, such holding over shall constitute an extension of this Lease for a period of one year.

     6.1.17 Security - To indemnify, and save Landlord harmless from any claim for injury to person or damage to property asserted by any personnel, employee, guest, invitee or agent of Tenant which is suffered or occurs in or about the Premises or in or about the Building or the Lot by reason of the act of any intruder or any other person in or about the Premises or the Building, Tenant acknowledging that Landlord does not provide any security at the Building at any time and that, in all events, Tenant is responsible for providing security to the Premises, its own personnel and any parking spaces available to Tenant.

                                  ARTICLE VII
                     DAMAGE AND DESTRUCTION; CONDEMNATION

7.1  FIRE OR OTHER CASUALTY.

     7.1.1 Subject to the provisions of Section 7.1.2 hereof, in the event during the Term hereof the Premises shall be partially damaged (as distinguished from "substantially damaged" as such term is hereinafter defined) by fire, explosion, casualty or any other occurrence covered or as may be required to be covered, as herein provided, by Landlord's insurance or by such casualty plus required demolition, or by action taken to reduce the impact of any such event, Landlord shall forthwith proceed to repair such damage and restore the Premises, or so much thereof as was originally constructed or delivered by Landlord to substantially its condition at the time of such fire, explosion, casualty or occurrence, provided the Landlord shall not be obligated to expend for such repair an amount in excess of the insurance proceeds recovered as a result of such damage and, further provided that Tenant is not then in default of any of its obligations under this Lease beyond any applicable cure period. Landlord shall not be responsible for any delay which may result from any cause beyond Landlord's reasonable control.

     7.1.2 If, however, (i) the Premises should be damaged or destroyed (a) by fire or other casualty (1) to the extent of 25% or mom of the cost of replacement, or (2) so that 25% or more of the principal area contained in the Premises shall be rendered untenantable, or (b) by any casualty other than those covered by insurance policies required to be maintained by Landlord under this Lease (hereinafter "substantially damaged"), or (ii) the Premises shall be damaged in whole or in part during the last 2 years of the Term, or (iii) there shall be damage to the Premises of a character as cannot reasonably be expected to be repaired within 12 months from the date of casualty, or (iv) such restoration involves the demolition of or repair of damage to 25% or more of the Premises, or (y) applicable law requires the demolition of the Building or forbids the rebuilding of the damaged portion of the Building, or (vi) such restoration requires repairs in an amount in excess of the insurance proceeds recovered or recoverable, or (vii) Landlord's mortgagee shall require tat the insurance proceeds from such damage or destruction be applied against the principal balance due on any mortgage, Landlord may, at its option, either terminate this Lease or elect to repair the Premises and Landlord shall notify Tenant as to its election within 90 days after such fire or casualty. If Landlord elects to terminate this Lease, the Term hereof shall end on the date specified in the notice (which shall be the end of a calendar month and not sooner than 30 days after such election was made). If Landlord does not elect to terminate this Lease, then Landlord shall perform such repairs set forth in
Section 7.1.3 hereof and Tenant shall perform such repairs in the Building as set forth in Section 7.1.4 hereof, and the Term shall continue without interruption and this Lease shall remain in full force and effect.

     If Landlord has not elected to terminate this Lease and if there shall be damage to the Premises of a character as cannot (in the judgment of Landlord's engineer) reasonably be expected to be repaired within 24 months from the date of casualty, then Tenant may, at its option, terminate this Lease provided that Tenant's election shall be made within 30 days of Landlord's delivery of the estimate of Landlord's engineer as to the time period required for restoration.

     7.1.3  If Landlord does not elect to topic this Lease as provided in
Section 7.1.2 hereof and if Tenant is not then in default of any of its obligations under the Lease beyond any applicable cure period provided for herein. Landlord shall. provided any third party mortgagee of the Building makes insurance proceeds available for restoration, reconstruct as much of the Premises as was originally constructed by Landlord (it being understood by Tenant that Landlord shall not be responsible for any reconstruction of leasehold improvements, which reconstruction is the sole response of Tenant) to substantially its condition at the time of such damage, but Landlord shall not be responsible for any delays which may result from any cause beyond Landlord's reasonable control.

     7.1.4  If Landlord does not elect to terminate, this Lease as provided in
Section 7.1.2 hereof, Tenant shall, at its own cost and expense, repair and restore the Premises in accordance with the provisions of Section 6.1.8 hereof to the extent not required to be repaired by Landlord pursuant to the provisions of this Section 7.1, including, but not limited to, the repairing and/or replacement of its merchandise, trade fixtures, furnishings and equipment in a manner and to at least a condition equal to that prior to its damage or destruction Tenant agrees to commence the performance of its work when notified by Landlord that the work to be performed by Tenant can, in accordance with good construction practices, then be commenced and Tenant shall complete such work as promptly thereafter as is practicable, but in no event more than 90 days thereafter.

     7.1.5 All proceeds payable from Landlord's insurance policies with respect to the Premises shall belong to and shall be payable to Landlord. If Landlord does nut elect to terminate this Lease as provided in Section 7.1.2 hereof, Landlord shall disburse and apply so much of any insurance recovery as shall be necessary against the cost to Landlord of restoration and rebuilding of Landlord's work referred to in Section 7.1.3 hereof, subject to the prior rights of any lessor under a ground or underlying lease covering the Building and/or the holder of any mortgage liens against the Building.

     7.1.6 In the event that the provisions of Section 7.1.1 or Section 7.1.2 shall become applicable, the Annual Base Rent and additional rent shall be abated or reduced proportionately during any period in which, by reason of such damage or destructions, there is substantial interference with the operation of the business of Tenant in the Premises, having regard to the extent to which Tenant may be required to discontinue its business in the Premises, and such abatement or reduction shall continue for the period commencing with such destruction or damage and ending with the completion by Landlord of such work of repair and/or reconstruction as Landlord is obligated to do.

7.2  EMINENT DOMAIN.

     If, after the execution and before termination of this Lease, the entire Premises shall be taken by eminent domain or destroyed by the action of any public or quasi-public authority, or in the event of conveyance in lieu thereof, the Term shall cease as of the day possession shall be taken by such authority, and Tenant shall pay rent up to that date with a pro-rata refund by Landlord of such rent and additional rent as shall have been paid in advance for a period subsequent to the date of the told of possession.

     If less than 25% of the Premises shall be so taken or conveyed, this Lease shall cease only as respects the parts so taken or conveyed, as of the day possession shall be taken, and Tenant shall pay rent up to that day, with an appropriate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking of possession, and thereafter the Annual Base Rent shall be equitably adjusted. Pending agreement of such rental adjustment, Tenant agrees to pay to Landlord the Annual Base Rent in effect immediately prior to the taking by eminent domain. Landlord shall at its expense make all necessary repairs or alterations so as to constitute the remaining premises a complete architectural unit.

     If more than 25% of the Premises shall be so taken or conveyed, then the Term shall cease only as respects the part so taken or conveyed, from the day possession shall be taken, and Tenant shall pay rent to that date with an appropriate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking of possession, but Landlord shall have the right to terminate this Lease upon notice to Tenant in writing within 30 days after such taking of possession. If Landlord does not elect to terminate the Lease, all of the terms herein provided shall continue in effect except that the Annual Base Rent shall be equitably adjusted, and Landlord shall make all necessary repairs or alterations so as to constitute the remaining premises a complete architectural unit.

     All compensation awarded for any such taking or conveyance, whether for the whole or a part of the Premises, shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in the value of the leasehold or of the fee of or underlying leasehold interest in the Premises, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such compensation provided, however, that Tenant shall be entitled to seek a separate award for Tenant's stock, trade fixtures and relocation expense.

     In the event of any taking of the Premises or any part thereof for temporary use, this Lease shall be and remain unaffected thereby and rent shall not abate.

                                 ARTICLE VIII
                              RIGHTS OF MORTGAGEE

8.1  PRIORITY OF LEASE.

     This Lease is and shall continue to be subject and subordinate to any presently existing mortgage or deed of trust of record covering the Lot or Building or both (the "mortgaged premises"). The holder of any such presently existing mortgage or deed of trust shall have the election to subordinate the same to the rights and interests of Tenant under this Lease exercisable by filing with the appropriate recording office a notice of such election, whereupon the Tenants rights and interests hereunder shall have priority over such mortgage or deed of trust.

     Unless the option provided for in the following sentence shall be exercised, this Lease shall, be superior to and shall not be subordinate to, any mortgage, deed of trust or other voluntary lien hereafter placed on the mortgaged premises. The holder of any such mortgage, deed of trust or other voluntary lien shall have the option to subordinate this Lease to the same, provided that such holder enters into an agreement with Tenant by the terms of which the holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the. Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made to expressly bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the mortgaged premises at any foreclosure sale. Any such mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary.

8.2  RIGHTS OF MORTGAGE HOLDERS; LIMITATION OF MORTGAGEE'S LIABILITY.

     The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder' shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Premises for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Premises for the purpose of foreclosure, such holder shall. have all the rights of Landlord.

Notwithstanding any other provision of this Lease to the contrary, including without Limitation Section 10.4, no such holder of a mortgage shall be liable, either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform any of the obligations of Landlord unless and until such holder shall enter and take possession of the Premises for the purpose of foreclosure, and such holder shall not in any event be liable to perform or for failure to perform the obligations of Landlord under Section 3.1. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord (except for the obligations under Section 3.1), subject to and with the benefit of the provisions of Section 10.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Premises.

8.3  MORTGAGEE'S ELECTION.

     Notwithstanding any other provision to the contrary contained in this Lease, if prior to substantial completion of Landlords obligations under Article III, any holder of a first mortgage on the mortgaged premises enters and takes possession thereof for the purpose of foreclosing the mortgage, such holder may elect, by written notice given to Tenant and Landlord at any time within 90 days after such entry and taking of possession, not to perform Landlords obligations under Article III, and in such event such holder and all persons claiming under it shall be relieved of all obligations to perform, and all liability for failure to perform said Landlord's obligations under Article III, and Tenant may terminate this Lease and all its obligations hereunder by written notice to Landlord and such holder given within 30 days after the day on which such holder shall have given its notice as aforesaid.

8.4  NO PREPAYMENT OR MODIFICATION, ETC.

     Tenant shall not pay Annual Base Rent, additional rent or any other charge more than 10 days prior to the due date thereof. No prepayment of Annual Base Rent, additional rent or other charge, no assignment of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlords mortgagees of record, if any.

8.5  NO RELEASE OR TERMINATION.

     No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenants obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to art to Landlords mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section 8.5 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist.

8.6  CONTINUING OFFER.

     The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article VIII) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee; such mortgagee is hereby constituted a party to this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such mortgagee shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article VIII.

                                  ARTICLE IX
                                    DEFAULT

9.1  EVENTS OF DEFAULT.

     If any default by Tenant continues, in case of Annual Base Rent, additional rent or any other monetary obligation to Landlord for more than 5 days, or in any other case for more than 30 days after notice and such additional time, if any, as is reasonably necessary to cure the default if the default is of such a nature that it cannot reasonably be cured in 30 days and Tenant diligently endeavors to cure such default; or if Tenant becomes insolvent, fails to pay its debts as they fall due, files a petition under any chapter of the U.S. Bankruptcy Code, 11 U.S.C. 101 et seq., as it may be amended (or any similar petition under any insolvency law of any jurisdiction), or if such petition is filed against Tenant; or if Tenant proposes any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, makes an assignment or trust mortgage for benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property of Tenant; or if the leasehold hereby created is taken on execution or other process of law in any action. against Tenant; then, and in any such case, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of my remedies for any preceding breach of covenant, immediately or at any time thereafter while such default continues and without further notice, at Landlord's election, do any one or more of the following: (1) give Tenant written notice stating that the Lease is terminated, effective upon the giving of such notice or upon a date stated in such notice, as Landlord may cle4 in which event the Lease shall be irrevocably extinguished and terminated as stated in such notice without any further action, or (2) with or without process of law, in a lawful manner enter and repossess the Premises as of Landlord's former estate, and expel Tenant and those claims through or under Tenant, and remove its and their effects, without being guilty of trespass, in which event the Lease shall be irrevocably extinguished and terminated at the time of such entry, or (3) pursue any other rights or remedies permitted by law. Any such termination of the Lease shall be without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenants and in the event of such termination Tenant shall remain liable under this Lease as hereinafter provided. Tenant hereby waives all statutory rights (including. without limitation, rights of redemption. if any) to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant's effects and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all. sums due to Landlord from Tenant if any, and pay over the balance, if any, to Tenant.

9.2  TENANT'S OBLIGATIONS AFTER TERMINATION.

     In the event that this Lease is terminated under any of-the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, (i) the excess of the total rent reserved for the residue of the Tenant over the rental value of the Premises for said residue of the Term and
(ii) the unamortized portion of the actual out-of-pocket costs and expenses incurred by Landlord in completing the Leasehold Improvements (the "Funded Leasehold Improvements"), amortized on a straight-line reduction basis from 100% to 0% over a seven year period commencing on the Commencement Date. In calculating the rent reserved, there shall be included, in addition to the Annual Base Rent and all additional rent the value of all other consideration agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such ending to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lowe bad not been terminated. In calculating the amounts to be paid by Tenant under the need foregoing covenant, Tenant shall be credited with any amount paid to Landlord as compensation as provided in the first sentence of this Section 9.2 and also with the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all Landlord's expenses in connection with such relenting, including, without implied limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such relenting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlords option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

     So long as at least 12 months of the Term remain unexpired at the time of such termination, in lieu of any other damages or indemnity and in lieu of any recovery by Landlord of all sums payable under all the foregoing provisions of this

Section 9.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 9.1, or is otherwise terminated for breach of any obligation of Tenant and before such fall recovery, elect to recover and Tenant shall there upon pay, as liquidated damages, an amount equal to the aggregate of the Annual Base Rent and additional rent accrued under Article IV in the 12 months ended next prior to such termination plus the amount of Annual Base Rent and additional rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 9.2 up to the time of payment of such liquidated damages.

     Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

                                   ARTICLE X
                                 MISCELLANEOUS

10.1 NOTICE OF LEASE

     Upon request of either party, both parties shall execute and deliver, after the Term begins, a short form of this Lease in form appropriate for recording or registration, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

10.2 NOTICES FROM ONE PARTY TO THE OTHER.

     All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at Tenant's Address or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at Landlord's Address or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall have been deemed duly given if mailed to such address postage prepaid, registered or certified mail, return receipt requested, when deposited with the U.S. Postal Service, or if delivered to such address by hand, when so delivered.

10.3 BIND AND INURE.

     The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that, the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its: ownership. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Building and the Lot but not upon other assets of Landlord. No individual partner, trustee, stockholders, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Building and the Lot in pursuit of its remedies upon an event of default hereunder, and the general assets of the individual partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

10.4 NO SURRENDER

     The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

10.5 NO WAIVER, ETC.

     The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 6.1.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall. the failure of Landlord to enforce any of said Rules and Regulations against any other tenant in the Building be deemed a waiver of any such Rules or Regulations. The receipt by Landlord of Annual Base Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord,. unless such waiver be in writing and signed by Landlord. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

10.6 NO ACCORD AND SATISFACTION.

     No acceptance by Landlord of a lesser sum than the Annual Base Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any, letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlords right to recover the balance of such installment or pursue any other remedy in this Lease provided.

10.7 CUMULATIVE REMEDIES.

     The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

10.8   LANDLORD'S RIGHT TO CURE.

       If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to Perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of 4% per annum in excess of the then average prime commercial rate of interest being charged by the BankBoston in Boston, Massachusetts) and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

10.9   ESTOPPEL CERTIFICATE.

       Tenant agrees, from time to time, upon not less than 15 days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect; that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Base Rent and additional rent and to perform its other covenants under this Lease; that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications, and, if there are any defenses, off-sets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Annual Base Rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this Section 10.10 shall be in a form reasonably acceptable to and may be relied upon by any prospective purchaser or mortgagee of premises which include the Premises or any prospective assignee of any such mortgagee.

10.10  WAIVER OF SUBROGATION.

       Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrences of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

10.11  ACTS OF GOD.

       In any case where either party hereto is required to do any act; delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

10.12  BROKERAGE.

       Tenant and Landlord represent and warrant that they dealt with no brokers in connection with this transaction other than the Broker and agree to defend, with counsel approved by the other, indemnify and save the other harmless from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by a broker or agent, other than the Broker in connection with this Lease. Landlord hereby agrees to pay the brokerage fees to the Broker in connection with the execution and delivery of this Lease.

10.13  SUBMISSION NOT AN OFFER.

       The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy has been delivered to each of them.

10.14  APPLICABLE LAW AND CONSTRUCTION.

       This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, two she be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

       There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant

       The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

       Unless repugnant to the context, the words 'Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shah be joint and several.

10.15  AUTHORITY OF TENANT.

       Tenant represents and warrants to Landlord (which representations and warranties shall survive the delivery of this Lease) that: (a) Tenant (i) is duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has to corporate power and authority to carry on businesses now being conducted and is qualified to do business in every jurisdiction where such qualification is necessary and (iii) has the corporate power to execute and deliver and perform its obligations under this Lease and
(b) the execution, delivery and performance by Tenant of its obligations under this Lease have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the corporate charter or by-laws of the Tenant or any indenture, agreement or other instrument to which it is a party or by which it is bound.

10.16  SIGNAGE.

       Tenant at Tenant's sole cost and expense may install a sign with its corporate logo on the wall by the fifth (5th) floor elevator. Tenants sign shall in all respects comply with the Building Standard signage and shall be approved by Landlord prior to installation thereof.

                                  ARTICLE XI
                               SECURITY DEPOSIT

       Upon execution of this Lease, Tenant shall deliver the Security Deposit to Landlord. Landlord shall hold the Security Deposit as security, without interest, for and during the Term, Landlord shall have the right, but not the obligation from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply the Security Deposit or any portion thereof or interest thereon, to Landlord's damage resulting from any default by Tenant. On termination of the Term, the Security Deposit, or the portion thereof then held by Landlord shall be returned to Tenant, provided there exists no breach of any provision of this Lease by Tenant. If all or any part of the Security Deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately upon request by Landlord restore the Security Deposit to its original amount. Tenant shall not have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Tenant, but such we shall be solely in the discretion of Landlord. Upon any conveyance by Landlord of its interest under this Lease, the Security Deposit my be delivered by Landlord to Landlords grantee or transferee. Upon any such delivery, Tenant hereby releases Landlord herein named of any and all liability with respect to the Security Deposit its application and return, and Tenant agrees to look solely to such grantee or transferee. It is further understood that this provision shall also apply to subsequent grantees and transferees.

     EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.

                                              LANDLORD:

                                              LYME PROPERTIES REALTY TRUST

                                              By: ________________________
                                                  David E. Clem, Trustee

                                              By: ________________________
                                                  David M. Roby, Trustee

                                   TENANT:

                                   ROWECOM

                                   By: ___________________________________
                                        Richard Rowe
                                        Its President
                                        Hereunto duly authorized

                                   A copy of Tenants corporate authorization for such execution is attached hereto.

                            FIRST ADDENDUM TO LEASE


     Reference is hereby made to that certain Lease dated August 30, 1996, (the "Lease") by and between David E. Clem and David M. Roby, Trustees of Lyme Properties Realty Trust under Declaration of Trust dated September 30, 1994, ("Landlord"), registered with the Middlesex South District Registry of the Land Court as Document No. 960475, noted on Certificate of Title No. 200660, in Book 1133, Page 10, RoweCom ("Tenant").

     WHEREAS, the original Lease Term, is for the Premises located on the fifth (5/th/) floor of the building which consists of 2,248 square feet of space (the "Original Premises").

     WHEREAS, the Lease for the Original Premises will expire on August 31, 1998.

     WHEREAS, Tenant has requested and Landlord has agreed to amend the Lease Term set forth in the Lease and to relocate Tenant to space located on the first (1/st/) floor of the Building (the "New Premises") described herein upon the terms and conditions set forth below.

     WHEREAS, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Landlord and Tenant agree to amend the Lease as follows:

     1.   Article I, Section 1.1 is hereby amended:

          (a) to change the definition of the Premises to 5,609 ?????? square feet of space located on the first (1/st/) floor of the Building more particularly described in Exhibit "A" attached hereto (the "New Premises");

          (b) To change the definition of Annual Base Rent as follows:

              (i) $112,180.00 for the period beginning on the New Premises Commencement Date (as hereinafter defined) through the termination of the Lease as extended payable in monthly installments on the first (1/st/) day of each month in the amount of $9,348.33;

          (c) to add a definition for the New Premises Commencement Date which shall be the earlier of (i) occupancy of the New Premises by

Tenant or (ii) September 2, 1997, but in no event later than September 2, 1997. Time being of the essence;

          (d) to change the definition of Term to be:

                   "Commencing on the New Premises Commencement Date and continuing for three (3) years (the "New Premises Term").

          (e) to add a definition for New Premises Termination Date as August 31, 2000.

          (f) to change the amount of the Security Deposit from $7,493.33 to $18,606.66.

     2. Tenant shall be responsible for the payment of all charges for electricity supplying lights, plugs and heat pumps to the New Premises as separately metered.

     3. Landlord shall deliver and Tenant shall accept the New Premises in an "as is" condition. Notwithstanding the foregoing, Landlord agrees at its sole cost and expense to paint the entrance area of New Premises where the prior tenant's logo was displayed.

     4. Tenant shall have the right to use twelve (12) parking spaces located on the Lot.

     5. Upon the New Premises' Commencement Date, all references in the Lease to the Premises shall be construed to mean the New Premises whereby the obligations of the Landlord and Tenant with respect to the Original Premises shall terminate.

     6. Unless otherwise set forth herein, all capitalized terms used herein shall have the same meaning as set forth in the Lease.

     7. Except as expressly set forth herein, all other terms of the Lease are hereby ratified and confirmed and shall remain in full force and effect.

     EXECUTED under this seal this 20/th/ day of August, 1997.


                              LANDLORD:
                              LYME PROPERTIES REALTY
                              TRUST


                              By___________________________________
                                David E. Clem, Trustee and
                                    not individually


                              By___________________________________
                                David M. Roby, Trustee and
                                    not individually

                              TENANT:
                              RoweCom


                              By___________________________________
                                Louis Hernandez, Jr.
                                Title: